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                                                                    EXHIBIT 3(i)

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BKF CAPITAL GROUP, INC.

     BKF Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

          FIRST: That by unanimous vote of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring such amendment to be advisable and calling for the consideration of the proposed amendment by the stockholders of the Company at the next annual meeting. The resolutions setting forth the proposed amendment are as follows:

             RESOLVED, that the Board of Directors of the Company hereby declares it advisable that the Restated Certificate of Incorporation of the Company be amended by deletion of article FOURTH and the insertion of the following in lieu thereof:

             "FOURTH: The total number of shares of all stock which the corporation shall have authority to issue is 15,000,000 shares of common stock, $1 par value per share."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That said amendment shall be effective upon filing of this certificate and the amendment provided for herein shall be effective as of that time and date.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Norris Nissim, its Vice President, General Counsel and Secretary, this 24th day of May 2001.

                                          BKF CAPITAL GROUP, INC.

                                          By: /s/ Norris Nissim
                                          --------------------------------------
                                            Norris Nissim
                                            Vice President, General Counsel and
                                              Secretary